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                                                      March 23, 2001


Board of Directors
McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland  21152

           Re: Registration Statement on Form S-8 dated March 23, 2001

         I am Vice President, General Counsel and Secretary of McCormick & Company, Incorporated (the "Company"). I have reviewed and am familiar with the McCormick & Company, Incorporated 2001 Employees Stock Purchase Plan, the 2001 Stock Option Plan, the McCormick France Share Option Plan, the McCormick UK SAYE Plan and the McCormick B2K Bonus Plan (the "Plans"), the non-qualified stock options to be granted by the Company as of March 21, 2001 and described in the Form S-8 Registration Statement (the "Non-Qualified Stock Options"), the Stock Option Form evidencing the option grant to John G. McCormick (the "Stock Option Form"), the Charter and the By-Laws of the Company, the corporate proceedings relating to the adoption of the Plans and the granting of the options thereunder, and to the granting of the Non-Qualified Stock Options and the Stock Option Form, and the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission under the Securities Act of 1933 in the matter of the offering of shares of Common Stock and Common Stock Non-Voting under the Plans and pursuant to the Non-Qualified Stock Options and Stock Option Form.

         I have assumed for the purpose of this opinion that all of the shares issued or to be issued pursuant to the Plans, the Non-Qualified Stock Options and the Stock Option Form have been or will be newly issued shares. In my opinion, the shares offered and sold pursuant to the Plans, the Non-Qualified Stock Options and the Stock Option Form upon issuance and delivery by the Company pursuant to the Plans, the Non-Qualified Stock Options and the Stock Option Form, will be legally and validly authorized and issued and will be fully paid and non-assessable in the hands of the holders thereof.

         I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                               Very truly yours,



                                               Robert W. Skelton